UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2006
Progress Software Corporation
(Exact name of registrant as specified in its charter)
Commission file number: 0-19417

Massachusetts (State or other jurisdiction of incorporation or organization)	04-2746201 (I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1 Press Release dated August 29, 2006

Item 4.02      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
          Progress Software Corporation (the “Company”) will restate its previously issued financial statements in order to correct errors relating to its accounting for stock-based compensation. The Company does not expect that the anticipated restatement will have any impact on its previously reported revenue.
          As announced on June 19, 2006, the Audit Committee of the Company’s board of directors is reviewing the Company’s historical practices regarding its stock option program. The Audit Committee is being assisted by both the Company’s outside legal counsel and independent legal counsel.
          At this time, the Audit Committee has not completed its work. Nonetheless, the Audit Committee, in consultation with management, has concluded that the actual measurement dates for determining the accounting treatment of stock option grants differ from the measurement dates used by the Company in preparing its financial statements. As a result, the Company currently expects to record additional non-cash charges in the range of $20 million to $30 million for stock-based compensation over the period from December 1, 1995 to February 28, 2006. The Company has not yet determined the amount to be recorded in any specific period, nor has the Company determined the tax consequences that may result from these matters or whether any tax consequences will give rise to additional tax liabilities.
          Earlier today, the Audit Committee, in consultation with management and after discussion with the Company’s independent registered public accounting firm, concluded that the Company’s financial statements, including the reports of the Company’s independent registered public accounting firm thereon, and its earnings releases and similar communications for fiscal 1996 and subsequent periods should no longer be relied upon.
          The errors affected the accounting treatment of the Company’s regular broad-based stock option grants as well as grants that occurred outside the Company’s normal option grant cycle, and were not limited to stock option grants to executive officers, whose options were generally granted on the same date and at the same price as options granted to other employees.
          The Company expects that it will be unable to announce its financial results for the third quarter of fiscal 2006 or file its related Quarterly Report on Form 10-Q until a determination of the appropriate stock-based compensation expense has been made.
          As previously announced, the Company has received notice from the Nasdaq Stock Market indicating that the Company’s common stock is subject to delisting for failure to file its periodic reports on a timely basis. The Company’s requested hearing before the Nasdaq Listing Qualifications Panel pursuant to Nasdaq Marketplace Rule 4805 has been scheduled for early September 2006. The Company will announce the Panel’s decision promptly upon receipt. Pending a decision by the Panel, the Company’s shares will remain listed on the Nasdaq Global Select Market.
          On August 29, 2006, the Company issued a press release in connection with the foregoing, a copy of which is being furnished as Exhibit 99.1 to this Current Report.

          Except for the historical information and discussions contained herein, statements contained in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the Audit Committee’s continuing review of the Company’s stock option grant practices and related accounting as well as the Company’s expected restatement of its historical financial statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the possibility that the ongoing review of the Company’s stock option grant practices may expand in scope and/or result in additional charges; unanticipated consequences of any restatement; the risk that the anticipated accounting adjustments and other factors described above could have negative tax or other implications for the Company, including additional tax liabilities; the risk that the Company’s internal control over financial reporting and disclosure controls and procedures are not, and have not been, effective; the risk that the Company will be unable to comply with its SEC filing obligations in a timely manner; the risk that the Nasdaq Stock Market will delist the Company’s common stock; the risk that the Company will face additional claims and proceedings in connection with its stock option grant practices, including additional shareholder litigation and more formal proceedings by the SEC or other governmental agencies; and the financial impact of the foregoing, including potentially significant litigation defense costs and claims for indemnification and advancement of expenses by directors, officers and others. The Company undertakes no obligation to update information contained in this report. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company’s filings with the Securities and Exchange Commission.
Item 9.01      Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated August 29, 2006

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2006	Progress Software Corporation
	By:	/s/ Norman R. Robertson
Senior Vice President, Finance
and Administration and Chief Financial Officer